Exhibit 10.6

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT (the “Agreement”), dated April 21, 2005, by and among Genaissance Pharmaceuticals, Inc., a Delaware corporation (the “Pledgor”), Xmark Opportunity Fund, Ltd., a Cayman Islands company (“Xmark, Ltd.”), Xmark Opportunity Fund, L.P., a Delaware limited partnership in its capacity as a Lender (as defined below) and as Collateral Agent for the Lenders (“Xmark, L.P.”), and Xmark JV Investment Partners, LLC, a Delaware limited liability company (“Xmark JV” and together with Xmark, L.P. and Xmark, Ltd., the “Lenders”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Note and Warrant Purchase Agreement, dated as of even date hereof (the “Purchase Agreement”), by and among the Pledgor, Lark Technologies, Inc. (“Lark”) and the Lenders, the Lenders have agreed to lend the Pledgor and Lark the sum of $4,500,000 (the “Loan”), which Loan is to be evidenced by senior secured promissory notes due 2007 (the “Notes”) issued by the Pledgor and Lark to the Lenders in the aggregate principal amount of the Loan; and

WHEREAS, in order to induce the Lenders to enter into the Purchase Agreement and to make the Loan, the Pledgor has agreed to pledge the Collateral (as defined in Section 2 below) to Collateral Agent for the benefit of the Lenders.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, to induce the Lenders to enter into the Purchase Agreement and to make the Loan, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Definitions.

1.1  Defined Terms.  Capitalized terms in this Agreement shall be defined as follows (and as defined elsewhere in this Agreement):

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Collateral Agent” shall mean Xmark, L.P. or any replacement collateral agent appointed by the Lenders.

“Distributions” means all stock dividends, liquidating dividends, shares of stock resulting from stock splits, reclassifications, warrants, options, non-cash dividends and other distributions on or with respect to the Shares, whether similar or dissimilar to the foregoing, but shall not include Dividends.

“Dividends” means all regular cash dividends declared with respect to the Shares.

“Obligations” means any and all obligations, liabilities and indebtedness of every kind, nature and description owing by the Pledgor and/or Lark to the Collateral Agent and the Lenders arising under the Purchase Agreement, the Notes, or the other Transaction Documents (as defined in the Purchase Agreement), including, without limitation, principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser or otherwise, whether now existing or hereafter arising, and whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, contractual or tortious, and liquidated or unliquidated, but specifically excluding any and all obligations arising under or in connection with the Warrant and the Registration Rights Agreement (each as defined in the Purchase Agreement) or any shares of Pledgor’s common stock issued thereunder.

“Shares” means the one thousand (1,000) shares of common stock of Lark owned by the Pledgor as of the date of this Agreement and any additional shares of capital stock of Lark acquired by the Pledgor at any time from and after the date hereof.

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time.

1.2                                 Rules of Construction.  In this Agreement, unless specified otherwise:

a.                                       “Any” means “any one or more”; “including” means “including without limitation”; “or” means “and/or”.

b.                                      Singular words include plural, and vice versa.

c.                                       Headings are for convenience only, and do not affect the meaning of any provision.

d.                                      Reference to an agreement includes reference to its permitted supplements, restatements, amendments and other modifications.

e.                                       Reference to a law includes reference to any amendment or modification of the law and to any rules or regulations issued thereunder.

f.                                         Reference to a person includes reference to its permitted successors and assigns in the applicable capacity.

g.                                      Reference to a Section signifies reference to a Section of this Agreement, unless the context clearly indicates otherwise.

h.                                      “Hereunder,” “hereto,” “hereof,” “herein,” and like words, refer to the whole of this Agreement rather than to a particular part hereof, unless the context clearly indicates otherwise.

1.3                                 No Strict Construction.  The parties acknowledge that this Agreement has been prepared jointly by the Pledgor and the Lenders, and this Agreement shall not be strictly construed against any party.

2.                                       Grant of Security Interest.  As security for the payment in full in cash of all of the Obligations, the Pledgor hereby pledges to the Collateral Agent for the benefit of the Lenders and the Collateral Agent, and grants to the Collateral Agent for the benefit of the Lenders and the Collateral Agent a continuing first priority security interest in and to, the Shares (including the certificates representing the Shares), together with all Dividends and Distributions, interest and other payments and rights with respect thereto, together with all proceeds thereof (collectively, the “Collateral”).  The Pledgor further pledges to the Collateral Agent for the benefit of the Lenders and the Collateral Agent, and grants to the Collateral Agent for the benefit of the Lenders and the Collateral Agent a continuing first priority security interest in and to, and agrees to duly endorse to the order of the Collateral Agent for the benefit of the Lenders and the Collateral Agent, any additional Collateral, together with all proceeds thereof, from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Shares.  Any Collateral delivered by the Pledgor to the Collateral Agent may be endorsed by the Collateral Agent or the Lenders, in their own name or in the name of the Pledgor, on behalf of the Pledgor to the order of the Lenders, provided, however, that the Collateral Agent and the Lenders shall not be entitled to effect or demand a transfer of title to the Collateral into the name of the Collateral Agent, the Lenders or the Lenders’ nominee without the consent of the Pledgor except after the occurrence and during the continuance of an Event of Default (as defined in Section 8).  Lenders hereby appoint Collateral Agent as their agent and bailee for the purpose of holding, and maintaining control over, any Collateral that, pursuant to this Agreement, is to be in the possession or control of Lenders (or their nominee) or the Collateral Agent.  The Collateral Agent hereby agrees to serve as Collateral Agent under this Agreement and, in that capacity, agrees to follow the directions of the Majority Purchasers (as defined in the Purchase Agreement) with respect to maintaining possession and control of Collateral that is in Collateral Agent’s possession or control.

3.                                       Stock Powers, Endorsements, Etc.  The Pledgor shall, from time to time, upon request of the Collateral Agent or the Lenders, promptly execute such endorsements and deliver to the Collateral Agent such stock powers and similar documents, reasonably satisfactory in form and substance to the Collateral Agent or the Lenders, with respect to the Collateral as the Collateral Agent or the Lenders may reasonably request and shall, from time to time, upon request of the Collateral Agent or the Lenders, promptly transfer any securities which are part of the Collateral into the name of any nominee designated by the Collateral Agent or the Lenders on the books of the entity issuing such securities; provided, however, that the Collateral Agent and the Lenders shall not be entitled to effect or demand a transfer of the Collateral into the name of the Collateral Agent, the Lenders or the Lenders’ nominee without the consent of the Pledgor except after the occurrence and during the continuance of an Event of Default (as defined in Section 8).  The Pledgor shall cause Lark to record on its books and records the pledge created by this Agreement and to execute and deliver the Acknowledgment and Agreement in the form of Schedule A attached hereto.  The Pledgor hereby authorizes and instructs Lark to comply with any instruction received by it from the Collateral Agent or the Lenders without any further order or further consent from instructions from the Pledgor, and the Pledgor agrees that Lark shall be fully protected in so complying with any such instructions from the Collateral Agent or the Lenders.

4.                                       Rights of the Pledgor.  Unless and until an Event of Default shall have occurred and is continuing, the Pledgor shall have the following rights with regard to the Shares:

a.                                       To vote the Shares or to give consents, waivers, and ratifications with respect to the Shares; provided, however, that no vote shall be cast, and no consent, waiver or ratification shall be given or action taken, which would have the effect of materially impairing the position or interest of the Lenders in respect of the Collateral or which would authorize or effect the dissolution or liquidation of Lark, in whole or in part, or any other Change of Control (as defined in the Purchase Agreement) with respect to Lark, unless the Pledgor repays the Notes in full in connection therewith; and

b.                                      To receive any Dividends declared on the Shares to the extent not in violation of the Notes; provided, however, that the following Dividends shall remain subject to the liens created by this Agreement and shall be delivered to the Lenders within five (5) Business Days following receipt thereof: (i) all Dividends paid or payable in connection with a partial or total liquidation or dissolution of Lark and (ii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Collateral.

5.                                       Affirmative Covenants.  Unless otherwise consented to in writing by the Lenders holding a majority of the outstanding amount of Notes, until the Obligations have been paid in full in cash, the Pledgor hereby covenants as follows:

a.                                       The Pledgor will not sell, assign, or transfer any of its rights in or to the Collateral or permit Lark to issue any additional shares, or rights to purchase shares, of any class or series of capital stock of Lark;

b.                                      The Pledgor will make due and timely payment or deposit of all taxes, assessments, or contributions required by law, except those taxes, assessments or contributions contested by the Pledgor in good faith and with respect to which adequate reserves have been set aside, which may be lawfully levied or assessed with respect to the Collateral for all periods up and until the date when such Collateral is transferred in accordance with this Agreement and will execute and deliver to the Lenders upon reasonable demand, appropriate certificates attesting to the timely payment or deposit of all such taxes, assessments or contributions;

c.                                       The Pledgor shall comply, and shall cause Lark to comply, with the requirements of all applicable laws, rules, regulations and ordinances and orders of any governmental authority, the noncompliance with which would materially and adversely effect the Pledgor’s or Lark’s ability to perform its Obligations;

d.                                      The Pledgor shall notify the Collateral Agent in writing within ten (10) Business Days of receipt of any Distributions, and the Pledgor shall deliver such Distributions to the Collateral Agent for the benefit of the Lenders;

e.                                       The Pledgor shall observe, conform and comply with the covenants, terms and conditions of this Agreement and each other Transaction Document to which it is a party.  The Pledgor shall promptly notify the Collateral Agent in writing upon the occurrence of any event of default (or any event which, with the giving of notice and/or the passage of time, would become an event of default) under this Agreement or any of the other Transaction Documents;

f.                                         At any time, or from time to time, upon request of the Collateral Agent or the Lenders, the Pledgor shall execute and deliver such further documents and do such other acts and things as the Collateral Agent or the Lenders may reasonably request in order to effectuate more fully the purposes of this Agreement.  The Pledgor hereby authorizes the Collateral Agent and Lenders to file and record in such public records offices as the Collateral Agent or the Lenders may determine such financing statements as the Collateral Agent or the Lenders may determine relative to the transactions contemplated by this Agreement; and

g.                                      The Pledgor has and will defend the title to the Collateral pledged by it and the security interest granted in such Collateral to the Collateral Agent for the benefit of the Lenders against the claim of any Person, except with respect to Permitted Liens, (each as defined in the Purchase Agreement) and will maintain and preserve such security interest.

6.                                       No Other Security Interest.  Unless the Majority Purchasers shall otherwise consent in writing, until the Obligations have been paid in full in cash, the Pledgor hereby covenants that it shall not incur, create or permit to exist any mortgage, assignment, pledge, hypothecation, security interest, lien, or other encumbrance (collectively, “Liens”) on any of the Collateral now owned and pledged in accordance with this Agreement or hereafter acquired, except for those Liens in favor of the Lenders created by this Agreement and Permitted Liens.

7.                                       Representations and Warranties.  The Pledgor represents and warrants to the Lenders that:

a.                                       The Pledgor has the capacity to execute and deliver this Agreement and to perform its obligations hereunder;

b.                                      This Agreement has been duly executed and delivered by the Pledgor and constitutes a valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, securities or banking laws, reorganization or similar laws affecting creditors’ rights generally or by general equitable principles and except insofar as the enforceability of any provision of such agreement would be restricted or void by reason of public policy;

c.                                       The Pledgor has obtained all requisite governmental and other material third party consents or approvals necessary for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;

d.                                      The Pledgor is the legal and beneficial owner of the Shares and no other Person has any right, title or interest in or to the Shares, and there are no existing options, warrants, calls, purchase rights or similar commitments relating to the Shares;

e.                                       The Shares have been duly authorized, validly issued and are fully paid and non-assessable;

f.                                         The Shares constitute, as of the date hereof, 100% of the issued and outstanding shares of the capital stock of Lark, and no Person has, as of the date hereof, any option, warrant, subscription right, or other right to purchase any shares of capital stock of Lark;

g.                                      The Collateral is owned by the Pledgor free and clear of any Liens, except for the Liens granted herein in favor of the Lenders and the Collateral Agent and Permitted Liens; and

h.                                      Upon delivery of the Shares to the Collateral Agent, this Agreement shall create a first priority security interest in the Collateral and the proceeds thereof, subject to no prior or secondary security interest or other Liens, except for Permitted Liens.

8.                                       Events of Default.

8.1                                 The occurrence of any one or more of the following events shall constitute an event of default (each, an “Event of Default”) by the Pledgor under this Agreement:

a.                                       any event of default (after giving effect to any applicable grace periods) shall occur and be continuing under the Notes or any other Transaction Document; and

b.                                      any representation or warranty made by the Pledgor in this Agreement, the Purchase Agreement or any other Transaction Document to which it is a party shall have been untrue or misleading in any material respect as of the date hereof.

9.                                       Remedies Upon an Event of Default.

9.1                                 Upon an Event of Default, the Collateral Agent for the benefit of the Lenders shall have the following remedies available, at its election:

a.                                       To vote the Shares;

b.                                      To give consents, waivers and ratifications with respect to the Shares;

c.                                       To receive all dividends, cash, securities and all other distributions of any kind given with respect to the Shares;

d.                                      (i)                                     To sell, assign or transfer the Shares and any other Collateral pledged under this Agreement, or any part thereof, in one or more sales, at a public or private sale, conducted by any officer or agent of, or auctioneer or attorney for, the Lenders, at a place designated by the Collateral Agent for the benefit of the Lenders, for cash, upon credit or for future delivery, and at such price or prices as the Collateral Agent for the benefit of the Lenders shall, in its sole and absolute discretion, determine, and the Collateral Agent, any of the Lenders and/or the Pledgor or any or all of them may be the purchaser of any or all of the Collateral so sold;

(ii)                                  Upon any such sale, the Collateral Agent for the benefit of the Lenders shall have the right to deliver, assign and transfer to the purchaser(s) thereof the Collateral so sold.  Each purchaser (including the Lenders) at any such sale shall hold the Collateral so sold absolutely free from any claim or right of any kind whatsoever, including, without limitation, any equity or right of redemption of the Pledgor, which the Pledgor hereby specifically waives;

(iii)                               At any such public or private sale, the Collateral may be sold in one lot as an entirety or in separate installments;

(iv)                              In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent for the benefit of the Lenders until the purchase price is paid by the purchaser(s) thereof, but the Collateral Agent and the Lenders shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold.  In case of any such failure, such Collateral may again be sold under and pursuant to the provisions of this Agreement; and

(v)                                 The receipt from the Collateral Agent or the Lenders for the purchase price paid at any such sale of the Shares shall be a sufficient discharge therefor to any purchaser(s) of the Collateral, or any portion thereof, sold as described in this Section 9.1(d).  No such purchaser (or such purchaser’s representatives or assigns), after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price or any part thereof or in any manner whatsoever be answerable for any loss, misapplication or non-application of any such purchase price, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale;

e.                                       To institute proceedings to collect all Obligations from any Person who may be responsible for the payment of any such Obligations; and

f.                                         To exercise any remedy provided for under the UCC, any other applicable law or the other Transaction Documents.

9.2                                 Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied by the Collateral Agent and the Lenders in the following order of priorities:

a.                                       first, to payment of the reasonable out-of-pocket expenses of such sale or other realization, including reasonable compensation to agents and one counsel for the Collateral Agent and the Lenders, and all reasonable out-of-pocket expenses, liabilities and advances incurred or made by the Collateral Agent or the Lenders in connection therewith, and any other unreimbursed expenses for which the Collateral Agent or the Lenders are to be reimbursed pursuant to the Transaction Documents;

b.                                      second, to the payment of accrued but unpaid interest (including post-petition interest) on the Notes;

c.                                       third, to the payment of unpaid principal on the Notes;

d.                                      fourth, to the payment of all other Obligations, until all such Obligations shall have been paid in full; and

e.                                       finally, to payment to the Pledgor of any surplus then remaining from such proceeds.

The Collateral Agent and the Lenders may make distributions hereunder in cash or in kind or in any combination thereof.

To the extent that fewer than all shares are sold in full satisfaction of the Obligations, the remaining shares shall be returned to Pledgor.

9.3                                 Effective upon the occurrence of an Event of Default, the Pledgor hereby designates, constitutes and appoints the Collateral Agent for the benefit of the Lenders as its attorney-in-fact, irrevocably and with power of substitution, to make and execute all conveyances, assignments and instruments of transfer regarding the Collateral sold pursuant to this Section 9 and to do all other acts and things necessary and advisable in the reasonable discretion of the Collateral Agent and/or the Lenders to carry out and enforce this Agreement.  The Collateral Agent, in its capacity as attorney-in-fact for the Pledgor, shall not be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law, except for gross negligence or intentional misconduct.  This power of attorney being coupled with an interest is irrevocable while any of the Obligations shall remain unpaid.

9.4                                 The Collateral Agent and the Lenders may, in any order and at any time, simultaneously or not simultaneously, exercise any of the remedies set forth in this Section 9, in addition to, and not in lieu of, any remedies that may otherwise be available at law or in equity.

9.5                                 The Pledgor, the Collateral Agent and the Lenders acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended, or any similar state or federal law and that, therefore, the Collateral Agent for the benefit of the Lenders may be unable to effect a public sale of all or any part of the Shares, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Shares for their own account, for investment, and not with a view to the distribution or resale thereof.  The Pledgor acknowledges that any such private sales may be at prices and terms less favorable to the Pledgor than those of public sales, and agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent for the benefit of the Lenders has no obligation to delay any sale to permit the issuer thereof to register them under the Securities Act of 1933, as amended.

10.                                 Lien Absolute.  All rights of the Collateral Agent and the Lenders hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

10.1.                        any lack of validity or enforceability of the Notes or any other agreement or instrument governing or evidencing any of the Obligations;

10.2.                        any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver of, or any consent to any departure, from the Notes or any other agreement or instrument governing or evidencing any of the Obligations;

10.3.                        any exchange, release or non-perfection of any collateral (including the Collateral), or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations;

10.4.                        the insolvency of Lark; or

10.5.                        any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor.

11.                                 Release.  The Pledgor consents and agrees that the Majority Purchasers may at any time, or from time to time, in its reasonable discretion:

11.1.                        renew, extend or change the time of payment, and/or the manner, place or terms of payment, of all or any part of the Obligations in each case, to the extent permitted by the Notes; and

11.2.                        exchange, release and/or surrender all or any of the collateral (including the Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by the Collateral Agent or the Lenders in connection with all or any of the Obligations; all in such manner and upon such terms as such Majority Purchasers may deem proper, and without notice to or further assent from the Pledgor, it being hereby agreed that the Pledgor shall be and remain bound upon this Agreement, irrespective of the value or condition of any of the collateral (including the Collateral), and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension.

12.                                 Reinstatement.  This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Pledgor or Lark for liquidation or reorganization, should the Pledgor or Lark become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Pledgor’s or Lark’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

13.                                 Satisfaction; Lender’s Duty Regarding Shares.

13.1                           Promptly after the Obligations have been paid in full in cash and the Notes are no longer outstanding, this Agreement shall be terminated and of no further force and effect.  At such time, the Shares and all stock powers or other documents shall be returned to Pledgor.

13.2                           Beyond the exercise of reasonable care to assure the safe custody of the Shares while held hereunder, the Collateral Agent and the Lenders shall have no liability or duty with respect to the Shares.  Placing or depositing the Shares in a bank safe deposit box of the Collateral Agent’s selection shall fully and completely satisfy the Collateral Agent’s and the Lenders’ duty to exercise reasonable care.  The Collateral Agent and the Lenders shall not have any duty or liability to take any action or to preserve rights pertaining to the Shares and shall be relieved of all responsibility for the Shares upon surrendering them or tendering surrender thereof to the Pledgor.

14.                                 Nonwaiver.  No failure or delay on the part of the Collateral Agent or the Lenders in exercising any of its rights and remedies hereunder or otherwise shall constitute a waiver thereof, and no single or partial waiver by the Collateral Agent or the Lenders of any default or other right or remedy which it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.

15.                                 Waivers by the Pledgor.  The Pledgor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing any of the Obligations or the Collateral and any and all other notices and demands whatsoever whether or not relating to such instruments (other than such notices required by the Purchase Agreement).  In the event of any litigation at any time arising with respect to any matter connected with this Agreement or the Obligations, the Pledgor hereby waives any and all defenses, rights of setoff and rights to interpose counterclaims of any nature, other than the defense that the Obligations have been indefeasibly satisfied in full.

16.                                 Modification.  No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Agreement and to the provision so modified, altered or limited, and executed by the Pledgor and the Majority Purchasers.

17.                                 Binding Effect.  This Agreement and all Obligations of the Pledgor hereunder shall be binding upon the successors and assigns of the Pledgor, and shall, together with the rights and remedies of the Collateral Agent and the Lenders hereunder, inure to the benefit of the Collateral Agent, the Lenders and their successors and assigns.  The Lenders may only assign this Agreement in connection with its transfer of the Notes.  The Pledgor may not effect a Change of Control (as defined in the Purchase Agreement) of the Pledgor unless simultaneously therewith, the Notes, together with all accrued and unpaid interest thereon, are repaid in cash in full; provided, however, to the extent the Pledgor sells or otherwise disposes of solely its North Carolina Business or New Haven Business (as defined in the Purchase Agreement) in strict accordance with, and only to the extent permitted by, the Purchase Agreement, then the Pledgor shall only be obligated to prepay the amount of the Notes required by Section 2.5(b)(i) of the Purchase Agreement.

18.                                 Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law principles thereof.  The Pledgor, the Collateral Agent and the Lenders hereby (a) irrevocably consent and submit to the non-exclusive jurisdiction of the state and federal courts located in New York in connection with any suit, action or other proceeding directly or indirectly arising out of or relating to this Agreement, and (b) irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

19.                                 Notices.  Except as otherwise expressly provided herein, any notice or request hereunder shall be given in accordance with the terms of the Purchase Agreement.  Notice to the Collateral Agent shall be given in the same manner as provided in the Purchase Agreement at the following address (or to the following facsimile number):

Xmark Opportunity Fund, L.P.

301 Tresser Boulevard

Suite 1320

Stamford, CT  06901

Attention:  Mitchell D. Kaye

Telecopy:  (203) 653-2501

20.                                 Severability.  If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.

21.                                 No Jury Trial.                        EACH OF THE PLEDGOR, THE COLLATERAL AGENT AND EACH OF THE LENDERS HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO ANY ASPECT OF THIS AGREEMENT AND REPRESENTS THAT IT HAS CONSULTED WITH COUNSEL SPECIFICALLY WITH RESPECT TO THIS WAIVER.

IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

GENAISSANCE PHARMACEUTICALS, INC.

By:	/s/ Ben D. Kaplan
Name: Ben D. Kaplan
Title: Senior VP & CFO

XMARK OPPORTUNITY FUND, L.P., in its capacity as Collateral Agent and as a Lender

By:	/s/ Mitchell D. Kaye
Name: Mitchell D. Kaye
Title:C.I.O.

XMARK OPPORTUNITY FUND, LTD.

By:	/s/ Mitchell D. Kaye
Name: Mitchell D. Kaye
Title: C.I.O.

XMARK JV INVESTMENT PARTNERS, LLC

By:	/s/ Mitchell D. Kaye
Name: Mitchell D. Kaye
Title: C.I.O.

[Signature Page to Pledge and Security Agreement]

SCHEDULE A

ACKNOWLEDGMENT AND CONSENT

Xmark Opportunity Fund, L.P.

Xmark Opportunity Fund, Ltd.

Xmark JV Investment Partners, LLC

301 Tresser Boulevard, Suite 1320

Stamford, CT  06901

Attention:  Mitchell D. Kaye

Lark Technologies, Inc., a Delaware corporation (“Company”), hereby (i) acknowledges receipt of a fully executed copy of the Pledge and Security Agreement, dated as of April 21, 2005 (the “Agreement”; capitalized terms used herein without definition have the meanings provided therein), made by Genaissance Pharmaceuticals, Inc. (“Pledgor”) in favor of Xmark Opportunity Fund, L.P., in its capacity as a lender and as collateral agent for the Lenders, Xmark Opportunity Fund, Ltd. and Xmark JV Investment Partners, LLC (collectively, the “Lenders”); (ii) consents and agrees to the pledge by Pledgor of the Collateral pursuant to the Agreement and to all of the other terms and provisions of the Agreement; (iii) agrees to comply with all instructions received by it from the Collateral Agent for the benefit of the Lenders without further consent by Pledgor; (iv) advises Pledgor, Collateral Agent and Lenders that a pledge of the Shares has been registered on the books of Company and in the name of the Collateral Agent, on behalf of the Lenders, and agrees to so register any additional shares of capital stock of the Company acquired by the Pledgor; and (v) represents and warrants that, except for the pledge in favor of the Collateral Agent for the benefit of the Lenders and the Collateral Agent and Permitted Liens (as defined in the Purchase Agreement), there are no Liens to which the Shares are or may be subject as of the date hereof.

IN WITNESS WHEREOF, a duly authorized officer of the undersigned has executed and delivered this Acknowledgment and Consent as of this 21st day of April, 2005.

LARK TECHNOLOGIES, INC.

By:	/s/ Ben D. Kaplan
	Name:	Ben D. Kaplan
	Title:	Secretary